PROSPECTUS AND			PRICING SUPPLEMENT NO. 1
PROSPECTUS SUPPLEMENT,		Effective at 2:00 PM ET
each dated March 31, 1999	May 4, 1999
CUSIP: 244220ECF6			Commission File No.: 333-73317
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,450,000,000

		DEERE AND COMPANY

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



Original Issue Date:				7 May 1999

Maturity Date:					8 May 2000

Principal Amount:					$200,000,000

Interest Rate Basis:				H.15 Average Prime Rate

Spread:						Minus 287 Basis Points

Day Count Convention:				Actual/360

Interest Reset Dates:				Daily

Interest Determination Dates:			One day prior with
							no lockout

Interest Payment Dates:				Quarterly on the 8th
day of August,
							November, February, &
							May (or next business
							day)

Redemption Provisions:				None

Plan of Distribution:				Goldman, Sachs & Co.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.

Goldman, Sachs & Co.